Exhibit 99.1

CONTACT:	7720 N. Dobson Road
Kara Stancell (media)	Scottsdale, AZ 85256
Sean Andrews (investors)	(602) 808-8800
(480) 291-5854	www.Medicis.com
MEDICIS REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS
SCOTTSDALE, Ariz.—May 5, 2010—Medicis (NYSE:MRX) today announced revenues of approximately $166.5 million for the three months ended March 31, 2010, compared to revenues of approximately $99.8 million for the three months ended March 31, 2009, which represents an increase of approximately $66.7 million, or approximately 66.8%.
Generally accepted accounting principles (GAAP) net income per diluted share for the three months ended March 31, 2010, was $0.54, compared to GAAP net income per diluted share of $0.01 for the three months ended March 31, 2009. The Company recorded no special charges for the three months ended March 31, 2010. As a result, non-GAAP net income per diluted share (defined below) for the three months ended March 31, 2010, was also $0.54. Non-GAAP net income per diluted share for the three months ended March 31, 2009, was $0.09.
The Company’s achievement of approximately $166.5 million in revenues and net income of $0.54 per diluted share compares favorably to the Company’s published guidance of $160-$165 million in revenues and $0.39-$0.43 in net income per diluted share for the three months ended March 31, 2010.
“We are pleased to announce a strong and exciting first quarter,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “SOLODYN® continues to be the leading prescription product in dermatology by dollars, and is now the leading branded prescription product in dermatology by total prescriptions. Physicians and patients have enthusiastically embraced the U.S. Food and Drug Administration (FDA) approval of RESTYLANE-L™ and PERLANE-L™. With the DYSPORT Challenge, we are building DYSPORT™ brand awareness and encouraging patients to ask their physicians about DYSPORT by name. Additionally in the first quarter, we filed our application with FDA for the LIPOSONIX™ system1. As we move into the second quarter, we remain focused on our research and development (R&D) initiatives and the fortification of our brands through intellectual property, life cycle management and innovative marketing strategies.”
GAAP net income for the three months ended March 31, 2010, was approximately $35.4 million, compared to GAAP net income of approximately $0.3 million for the three months ended March 31, 2009. The Company recorded no special charges for the three months ended March 31, 2010. As a result, non-GAAP net income for the three months ended March 31, 2010, was also $35.4 million. Non-GAAP net income for the three months ended

March 31, 2009, was approximately $5.0 million. Non-GAAP net income for the three months ended March 31, 2009, excluded charges totaling approximately $7.9 million pre-tax (or $4.7 million net of the related $3.2 million in income tax benefits), consisting of a $5.0 million (pre-tax) R&D regulatory milestone payment to a Medicis partner, and a $2.9 million (non-deductible) charge relating to our investment in Revance.
Acne Products
Medicis recorded revenues of approximately $120.2 million from sales of its acne products for the three months ended March 31, 2010, compared to revenues of approximately $66.5 million for the three months ended March 31, 2009, which represents an increase of approximately $53.7 million, or approximately 80.9%. This increase is due primarily to the strong demand for SOLODYN, TRIAZ® and ZIANA®, which resulted in increased sales during the quarter, and the negative impact on revenues for the prior period of increased sales reserves for SOLODYN due to a one-day launch of a generic version of SOLODYN which was not authorized by Medicis. Medicis acne products include primarily SOLODYN, TRIAZ and ZIANA.
Non-Acne Products
Medicis recorded revenues of approximately $34.3 million associated with its non-acne products for the three months ended March 31, 2010, compared to revenues of approximately $23.5 million for the three months ended March 31, 2009, which represents an increase of approximately $10.8 million, or approximately 45.9%. This increase is due primarily to the launch of DYSPORT and increased sales of the RESTYLANE® franchise, partially offset by decreased sales of LOPROX® due to generic competition and sales reserves associated with the DYSPORT Challenge. Medicis non-acne products include primarily DYSPORT, PERLANE®, RESTYLANE and VANOS®.
Other Non-Dermatological Products
Medicis recorded revenues of approximately $12.0 million associated with its other non-dermatological products for the three months ended March 31, 2010, compared to revenues of approximately $9.9 million for the three months ended March 31, 2009, which represents an increase of approximately $2.1 million, or approximately 21.6%. This increase is due primarily to increased sales associated with LIPOSONIX1 and of BUPHENYL®, partially offset by a reduction in contract revenue. Medicis other non-dermatological products include primarily AMMONUL®, BUPHENYL, LIPOSONIX1 and contract revenue.
Other Income Statement Items
Gross profit margin for the three months ended March 31, 2010, was approximately 90.5% of revenues, compared to approximately 90.5% of revenues for the three months ended March 31, 2009.
Selling, general and administrative (SG&A) expense for the three months ended March 31, 2010, was approximately $75.9 million, or approximately 45.6% of revenues, compared to approximately $70.4 million, or approximately 70.6% of revenues, for the three months ended March 31, 2009. This increase in SG&A expense is due primarily to increased promotional expenses associated with the launch of DYSPORT. The decrease in SG&A expense as a percentage of revenues is due primarily to the increase in revenues for the three months ended March 31, 2010.

R&D expense for the three months ended March 31, 2010, was $10.2 million, compared to approximately $13.3 million for the three months ended March 31, 2009. R&D expense for the three months ended March 31, 2009, included a $5.0 million purchased R&D charge associated with the successful completion of a regulatory milestone by a Medicis partner.
Cash Flow
The Company’s cash flow from operations was approximately $37.9 million for the three months ended March 31, 2010. Cash flow within the period was impacted primarily by the Company’s strong net profitability and changes in working capital.
2010 Guidance
Based upon information available currently to the Company’s management, the Company’s financial guidance for the remainder of 2010 is anticipated as follows:
Calendar 2010
(in millions, except per share amounts)

	First	Second	Third	Fourth	Calendar
	Quarter	Quarter	Quarter	Quarter	Year-End
	(3/31/10)	(6/30/10)	(9/30/10)	(12/31/10)	2010
	Actual	Estimated	Estimated	Estimated	Estimated

Revenue	$166.5	$165-$170	$170-$175	$175-$180	$677-$692

Non-GAAP diluted net income per share objectives	$0.54	$0.45-$0.49	$0.49-$0.53	$0.51-$0.55	$1.99-$2.11
Additional 2010 Guidance Considerations
•	Revenue and non-GAAP diluted net income per share objectives include a full year of SOLODYN revenue with no generic entry;

•	gross profit margins of approximately 88-90% of revenues;

•	SG&A expenses of approximately 47-49% of revenues;

•	R&D expenses of approximately 8-10% of revenues;

•	depreciation and amortization of approximately $30-$33 million for the year;

•	effective tax rate of approximately 38-40%; and

•	fully diluted weighted average shares outstanding of approximately 63-65 million shares.
The above guidance does not take into account the following:
•	potential special charges associated with R&D milestones or contract payments;

•	potential additional recognized losses on our auction rate securities investments;

•	the impact of accounting for new collaborative arrangements with Medicis partners;

•	the financial impact of changes in accounting or governmental pronouncements;

•	charges related to the accounting for our investment in Revance or Hyperion;

•	the impact of a potential generic launch on SOLODYN sales/revenue;

•	the timing of additional SOLODYN patent allowances, if any;

•	uncertainty relating to the reduction of the average selling price for covered products as a result of consumer rebate programs intended to stimulate demand for covered products;

•	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises; and

•	significant changes in assumptions and estimates used for calculating various sales reserves.
At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company’s management.
Diluted Net Income Per Share
Diluted net income per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
Use of Non-GAAP Financial Information
The Company has disclosed non-GAAP financial information in this press release to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results and competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP financial measures are informative to investors, allowing them to focus on the ongoing operations and core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. Non-GAAP net income excludes certain items, such as R&D charges which result from payments made to Medicis partners, transaction costs, the impairment of long-lived assets and litigation reserves. These items may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events. Management believes that, by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the brands DYSPORT™ (abobotulinumtoxinA) 300 Units for Injection, PERLANE® Injectable Gel, PERLANE-L™ Injectable Gel with 0.3% Lidocaine, RESTYLANE® Injectable Gel, RESTYLANE-L™ Injectable Gel with 0.3% Lidocaine, DYNACIN® (minocycline HCl Tablets, USP), LOPROX® (ciclopirox) Gel 0.77% and Shampoo 1%, PLEXION® (sodium sulfacetamide 10% and sulfur 5%) Cleanser, Cleansing Cloths and Cream, SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide) 3%, 6% and 9% Cleansers, Pads and Foaming Cloths, VANOS® (fluocinonide) Cream 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, the LIPOSONIX™ system1 and the over-the-counter brand ESOTERICA®.
For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including:
•	the Company’s future prospects;

•	revenues, gross profit margin, expense, tax rate and earnings guidance;

•	information regarding business development activities and future regulatory approval of the Company’s products;

•	timing of FDA approval of the LIPOSONIX system[1], if at all;

•	the commercial success of the Company’s products;

•	the patentability of certain intellectual property;

•	the potential for generic competition to SOLODYN and other Medicis products;

•	the future expansion of the aesthetics market; and

•	expectations relating to the Company’s product development pipeline.
These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2009, and other documents we file with the Securities and Exchange Commission (SEC). At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the FDA approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands, including the RESTYLANE franchise. The RESTYLANE franchise currently includes PERLANE, PERLANE-L, RESTYLANE and RESTYLANE-L.
Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for R&D work that has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty about the periods in which these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include, among other things, the potential payments associated with any such transactions.
There are a number of additional important factors that could cause actual results to differ materially from those projected, including:
•	the anticipated size of the markets and demand for the Company’s products;

•	the availability of product supply or changes in the costs of raw materials;

•	the receipt of required regulatory approvals;

•	competitive developments affecting our products, such as the FDA approvals of Artefill®, Elevess™, Evolence®, Hydrelle™, Juvederm® Ultra, Juvederm® Ultra Plus, Juvederm® XC, Prevelle™ Silk, Radiesse® and Sculptra®, competitors to RESTYLANE and PERLANE, and generic forms of our DYNACIN Tablets, LOPROX, PLEXION, SOLODYN, VANOS or TRIAZ products;

•	product liability claims;

•	the introduction of federal and/or state regulations relating to the Company’s business;

•	dependence on sales of key products;

•	changes in the treatment practices of physicians that currently prescribe the Company’s products, including prescription levels;

•	the uncertainty of future financial results and fluctuations in operating results, and the factors that may attribute to such fluctuations as set forth in our SEC filings;

•	dependence on the Company’s strategy (including the uncertainty of license payments and/or other payments due from third parties);

•	changes in reimbursement policies of health plans and other health insurers;

•	the timing and success of new product development by the Company or third parties;

•	the inability to secure patent protection from filed patent applications, inadequate protection of the Company’s intellectual property or challenges to the validity or enforceability of the Medicis proprietary rights;

•	the risks of pending and future litigation or government investigations; and

•	other risks described from time to time in the Company’s filings with the SEC.
Forward-looking statements represent the judgment of the Company’s management as of the date of this release and the Company disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any of the Company’s prescription products is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	The LIPOSONIXTM system is not approved or cleared for sale in the U.S.

Medicis Pharmaceutical Corporation
Summary Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2010	2009

Product revenues	$164,541	$96,600
Contract revenues	1,950	3,219

Total revenues	166,491	99,819

Cost of revenues	15,757	9,446

Gross profit	150,734	90,373

Operating expenses:
Selling, general and administrative	75,948	70,425
Research and development	10,164	13,275
Depreciation and amortization	7,053	7,132

Total operating expenses	93,165	90,832

Operating income (loss)	57,569	(459)

Interest income, net	(102)	(1,433)

Other expense, net	258	2,873

Income tax expense (benefit)	22,042	(2,228)

Net income	$35,371	$329

Basic net income per common share	$0.59	$0.01

Diluted net income per common share	$0.54	$0.01

Shares used in basic net income per common share	58,049	56,731

Shares used in diluted net income per common share	64,192	56,867

Cash flow from operations	$37,897	$45,398

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Three months ended		Three months ended
	March 31, 2010		March 31, 2009
	Dollar Value	EPS Impact	Dollar Value	EPS Impact
GAAP net income	$35,371		$329

Less: income allocated to participating securities	(1,163)		—

GAAP net income attributable to common shareholders	34,208	$0.59	329	$0.01

Less: net undistributed earnings allocated to unvested shareholders	(5)		—

Interest expense and associated bond offering costs (tax-effected)	666{a }		—

GAAP “if-converted” net income and diluted EPS	34,869	$0.54	329	$0.01

Non-GAAP adjustments:

Research and development expenses related to our collaborations	—	$—	5,000	$0.09

Charge related to our investment in Revance	—	—	2,886	$0.05

Income tax effects related to the above transactions	—	$—	(3,180)	$(0.06)

Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	—	$—	—	$—

Non-GAAP “if-converted” net income and diluted EPS	$34,869	$0.54	$5,035	$0.09

Shares used in basic net income per common share		58,049		56,731

Shares used in diluted net income per common share		64,192		56,867

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $0.7 million is added back to GAAP net income for the three months ended March 31, 2010.

Medicis Pharmaceutical Corporation
Balance Sheets
(in thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)
Assets
Cash, cash equivalents & short-term investments	$558,465	$528,280
Accounts receivable, net	109,950	95,222
Inventory, net	29,387	25,985
Deferred tax asset	66,574	66,321
Other current assets	19,776	16,525

Total current assets	784,152	732,333
Property & equipment, net	25,568	25,247
Intangible assets, net	315,433	321,122
Deferred tax asset	58,454	64,947
Long-term investments	29,974	25,524
Other assets	3,025	3,025

Total assets	$1,216,606	$1,172,198

Liabilities and stockholders’ equity
Total current liabilities	$309,970	$297,694
Contingent convertible senior notes 2.5%, due 2032	169,145	169,145
Contingent convertible senior notes 1.5%, due 2033	181	181
Other liabilities	8,921	9,919
Stockholders’ equity	728,389	695,259

Total liabilities and stockholders’ equity	$1,216,606	$1,172,198

Working capital	$474,182	$434,639

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